BROWN CAPITAL MANAGEMENT MUTUAL FUNDS 485APOS

EXHIBIT 99 (Q)(4)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

WHEREAS, Brown Capital Management Mutual Funds, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby revokes any previous appointments and appoints Robert L. Young III, Keith A. Lee, Lisa A. Garrison and Amy Perez Jackson his attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, this power of attorney shall empower the appointee to execute and file any amendment(s) and supplements to the Trust’s Registration Statement (including but not limited to registration statements on Form N-1A and Form N-14, and any pre-effective amendments to registration statements) and all instruments necessary or incidental in connection therewith and to file the same with the U.S. Securities and Exchange Commission under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto and applications thereunder, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust (including, without limitation, regulatory authorities in any and all states in which shares of any shares of any series of the Trust are sold), any such amendment or registration statement and any and all supplements thereto or to any prospectus or statement of additional information forming a part of the registration statement, as well as any and all exhibits and other documents necessary or desirable to the amendment or supplement process on their behalf.

The undersigned has hereunto set his hand this 23rd day of September, 2020.

/s/ Louis G. Hutt, Jr.
Louis G. Hutt, Jr.
Trustee